Exhibit 99.1

THE WENDY’S COMPANY REPORTS FIRST QUARTER 2023 RESULTS

Dublin, Ohio (May 10, 2023) - The Wendy’s Company (Nasdaq: WEN) today reported unaudited results for the first quarter ended April 2, 2023.

“Our strong first quarter results build on the momentum we created in 2022,” President and Chief Executive Officer Todd Penegor said. “We delivered our sixth consecutive quarter of double-digit global same-restaurant sales growth on a two-year basis driven in part by our compelling marketing programs, continued operational improvements, and the significant acceleration of our digital business. Our sales growth contributed to an over 250 basis point year-over-year expansion in U.S. Company-operated restaurant margin. Our successful start to the year and clear alignment behind our strategic pillars give us confidence that we will deliver meaningful global growth for the remainder of 2023 and beyond.”

First Quarter 2023 Summary

See “Disclosure Regarding Non-GAAP Financial Measures” and the reconciliation tables that accompany this release for a discussion and reconciliation of certain non-GAAP financial measures included in this release.

Operational Highlights	First Quarter
	2022	2023
Systemwide Sales Growth(1)
U.S.	2.4%	8.6%
International(2)	19.2%	21.0%
Global	4.2%	10.0%

Same-Restaurant Sales Growth(1)
U.S.	1.1%	7.2%
International(2)	14.1%	13.9%
Global	2.4%	8.0%

Systemwide Sales (In US$ Millions)(3)
U.S.	$2,712	$2,945
International(2)	$360	$419
Global	$3,072	$3,363

Restaurant Openings
U.S. - Total / Net	45 / 31	20 / (5)
International - Total / Net	48 / 36	19 / 5
Global - Total / Net	93 / 67	39 / 0

Global Reimaging Completion Percentage	74%	80%

(1) Systemwide sales growth and same-restaurant sales growth are calculated on a constant currency basis and include sales by both Company-operated and franchise restaurants.

(2) Excludes Argentina.

(3) Systemwide sales include sales at both Company-operated and franchise restaurants.

Financial Highlights	First Quarter
	2022	2023	B / (W)

(In Millions Except Per Share Amounts)	(Unaudited)
Total Revenues	$488.6	$528.8	8.2%
Adjusted Revenues(1)	$396.1	$427.4	7.9%
U.S. Company-Operated Restaurant Margin	12.0%	14.7%	2.7%
General and Administrative Expense	$62.3	$62.3	— %
Operating Profit	$74.9	$84.5	12.8%
Reported Effective Tax Rate	26.4%	28.0%	(1.6)%
Net Income	$37.4	$39.8	6.4%
Adjusted EBITDA	$106.9	$125.6	17.5%
Reported Diluted Earnings Per Share	$0.17	$0.19	11.8%
Adjusted Earnings Per Share	$0.17	$0.21	23.5%
Cash Flows from Operations	$21.0	$53.0	152.4%
Capital Expenditures	$(12.5)	$(12.2)	2.4%
Free Cash Flow(2)	$44.4	$63.7	43.5%

(1)	Total revenues less advertising funds revenue.
(2)	Cash flows from operations minus capital expenditures and the impact of our advertising funds

First Quarter Financial Highlights

Total Revenues

The increase in revenues resulted primarily from higher sales at Company-operated restaurants, an increase in franchise royalty revenue, and an increase in advertising funds revenue. These increases were primarily driven by higher same-restaurant sales.

U.S. Company-Operated Restaurant Margin

The increase in U.S. Company-operated restaurant margin was primarily the result of a higher average check. This increase was partially offset by higher commodity and labor costs, as well as customer count declines.

General and Administrative Expense

General and administrative expense held flat versus the prior year primarily due to a decrease in stock compensation, offset by higher information technology costs and a higher incentive compensation accrual.

Operating Profit

The increase in operating profit resulted primarily from higher franchise royalty revenue and an increase in U.S. Company-operated restaurant margin. These increases were partially offset by higher reorganization and realignment costs as a result of the Company’s organizational redesign.

Net Income

The increase in net income resulted primarily from an increase in operating profit and higher other income primarily driven by an increase in interest income. These increases were partially offset by a decrease in investment income, higher interest expense as a result of the Company’s debt raise completed in the first quarter of 2022, and a higher tax rate.

Adjusted EBITDA

The increase in adjusted EBITDA resulted primarily from higher franchise royalty revenue and an increase in U.S. Company-operated restaurant margin.

Adjusted Earnings Per Share

The increase in adjusted earnings per share was driven by an increase in adjusted EBITDA and higher interest income. These increases were partially offset by higher interest expense, a decrease in investment income, and higher amortization of cloud computing arrangement costs.

Free Cash Flow

The increase in free cash flow resulted primarily from a decrease in payments for incentive compensation and higher net income adjusted for non-cash expenses. These increases were partially offset by the timing of receipt of franchisee rental payments in the first quarter of 2022.

Company Declares Quarterly Dividend

The Company announced today the declaration of its regular quarterly cash dividend of 25 cents per share. The dividend is payable on June 15, 2023, to shareholders of record as of June 1, 2023. The number of common shares outstanding as of May 3, 2023 was approximately 210.7 million.

Share Repurchases

The Company repurchased 1.8 million shares for $38.8 million in the first quarter of 2023. In the second quarter of 2023, the Company has repurchased 1.1 million shares for $23.6 million through May 3. As of May 3, approximately $437.6 million remains available under the Company’s existing share repurchase authorization that expires in February 2027.

Organizational Redesign

During the first quarter, the Company undertook its previously announced organizational redesign to better support the execution of the Company’s long-term growth strategy by maximizing organizational efficiency and streamlining decision making. The Company recognized costs totaling $6.7 million during the first quarter, which primarily included severance and related employee costs and share-based compensation. The Company continues to expect to incur total costs of approximately $11 million to $13 million related to the redesign, of which approximately 85% is expected to be cash expenditures.

2023 Outlook and Long-Term Outlook for 2024-2025

This release includes forward-looking projections for certain non-GAAP financial measures, including systemwide sales, adjusted EBITDA, adjusted earnings per share and free cash flow. The Company excludes certain expenses and benefits from adjusted EBITDA, adjusted earnings per share and free cash flow, such as the impact from our advertising funds, including the net change in the restricted operating assets and liabilities and any excess or deficit of advertising fund revenues over advertising fund expenses, impairment of long-lived assets, reorganization and realignment costs, system optimization gains, net, amortization of cloud computing arrangements, and the timing and resolution of certain tax matters. Due to the uncertainty and variability of the nature and amount of those expenses and benefits, the Company is unable without unreasonable effort to provide projections of net income, earnings per share or net cash provided by operating activities, or a reconciliation of those projected measures.

During 2023 the Company Continues to Expect:

•	Global systemwide sales growth: 6 to 8 percent

•	Adjusted EBITDA: $530 to $540 million

•	Adjusted earnings per share: $0.95 to $1.00

•	Cash flows from operations: $340 to $360 million

•	Capital expenditures: $75 to $85 million

•	Free cash flow: $265 to $275 million

Company Maintains Long-Term Outlook for 2024-2025:

•	Systemwide sales growth: Mid-Single Digits

•	Free cash flow growth: High-Single to Low-Double Digits

Conference Call and Webcast Scheduled for 8:30 a.m. Today, May 10

The Company will host a conference call on Wednesday, May 10 at 8:30 a.m. ET, with a simultaneous webcast from the Company’s Investor Relations website at www.irwendys.com. The related presentation materials will also be available on the Company’s Investor Relations website. The live conference call will be available by telephone at (844) 200-6205 for domestic callers and (929) 526-1599 for international callers, both using event ID 149252. An archived webcast and presentation materials will be available on the Company’s Investor Relations website.

Forward-Looking Statements

This release contains certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Generally, forward-looking statements include the words “may,” “believes,” “plans,” “expects,” “anticipates,” “intends,” “estimate,” “goal,” “upcoming,” “outlook,” “guidance” or the negation thereof, or similar expressions. In addition, all statements that address future operating, financial or business performance, strategies or initiatives, future efficiencies or savings, anticipated costs or charges, future capitalization, anticipated impacts of recent or pending investments or transactions and statements expressing general views about future results or brand health are forward-looking statements within the meaning of the Reform Act. Forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. For all such forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. The Company’s actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by the Company’s forward-looking statements.

Many important factors could affect the Company’s future results and cause those results to differ materially from those expressed in or implied by the Company’s forward-looking statements. Such factors include, but are not limited to, the following: (1) the impact of competition or poor customer experiences at Wendy’s restaurants; (2) adverse economic conditions or disruptions, including in regions with a high concentration of Wendy’s restaurants; (3) changes in discretionary consumer spending and consumer tastes and preferences; (4) the disruption to the Company’s business from the COVID-19 pandemic and the impact of the pandemic on the Company’s results of operations, financial condition and prospects; (5) impacts to the Company’s corporate reputation or the value and perception of the Company’s brand; (6) the effectiveness of the Company’s marketing and advertising programs and new product development; (7) the Company’s ability to manage the accelerated impact of social media; (8) the Company’s ability to protect its intellectual property; (9) food safety events or health concerns involving the Company’s products; (10) our ability to deliver accelerated global sales growth and achieve or maintain market share across our dayparts (11) the Company’s ability to achieve its growth strategy through new restaurant development and its Image Activation program; (12) the Company’s ability to effectively manage the acquisition and disposition of restaurants or successfully implement other strategic initiatives; (13) risks associated with leasing and owning significant amounts of real estate, including environmental matters; (14) risks associated with the Company’s international operations, including the ability to execute its international growth strategy; (15) changes in commodity and other operating costs; (16) shortages or interruptions in the supply or distribution of the Company’s products and other risks associated with the Company’s independent supply chain purchasing co-op; (17) the impact of increased labor costs or labor shortages; (18) the continued succession and retention of key personnel and the effectiveness of the Company’s leadership and organizational structure; (19) risks associated with the Company’s digital commerce strategy, platforms and technologies, including its ability to adapt to changes in industry trends and consumer preferences; (20) the Company’s dependence on computer systems and information technology, including risks associated with the failure or interruption of its systems or technology or the occurrence of cyber incidents or deficiencies; (21) risks associated with the Company’s securitized financing facility and other debt agreements, including compliance with operational and financial covenants, restrictions on its ability to raise additional capital, the impact of its overall debt levels and the Company’s ability to generate sufficient cash flow to meet its debt service obligations and operate its business; (22) risks associated with the Company’s capital allocation policy, including the amount and timing of equity and debt repurchases and dividend payments; (23) risks associated with complaints and litigation, compliance with legal and regulatory requirements and an increased focus on environmental, social and governance issues; (24) risks associated with the availability and cost of insurance, changes in accounting standards, the recognition of impairment or other charges, changes in tax rates or tax laws and fluctuations in foreign currency exchange rates; (25) conditions beyond the Company’s control, such as adverse weather conditions, natural disasters, hostilities, social unrest, health epidemics or pandemics or other catastrophic events; (26) risks associated with the Company’s organizational redesign; and (27) other risks and uncertainties cited in the Company’s releases, public statements and/or filings with the Securities and Exchange Commission, including those identified in the “Risk Factors” sections of the Company’s Forms 10-K and 10-Q.

In addition to the factors described above, there are risks associated with the Company’s predominantly franchised business model that could impact its results, performance and achievements. Such risks include the Company’s ability to identify, attract and retain experienced and qualified franchisees, the Company’s ability to effectively manage the transfer of restaurants between and among franchisees, the business and financial health of franchisees, the ability of franchisees to meet their royalty, advertising, development, reimaging and other commitments, participation by franchisees in brand strategies and the fact that franchisees are independent third parties that own, operate and are responsible for overseeing the operations of their restaurants. The Company’s predominantly franchised business model may also impact the ability of the Wendy’s system to effectively respond and adapt to market changes.

All future written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and factors that the Company currently deems immaterial may become material, and it is impossible for the Company to predict these events or how they may affect the Company.

The Company assumes no obligation to update any forward-looking statements after the date of this release as a result of new information, future events or developments, except as required by federal securities laws, although the Company may do so from time to time. The Company does not endorse any projections regarding future performance that may be made by third parties.

There can be no assurance that any additional regular quarterly cash dividends will be declared or paid after the date hereof, or of the amount or timing of such dividends, if any. Future dividend payments, if any, are subject to applicable law, will be made at the discretion of the Board of Directors and will be based on factors such as the Company’s earnings, financial condition and cash requirements and other factors.

Disclosure Regarding Non-GAAP Financial Measures

In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has included certain non-GAAP financial measures in this release, including adjusted revenue, adjusted EBITDA, adjusted earnings per share, free cash flow and systemwide sales.

The Company uses adjusted revenue, adjusted EBITDA, adjusted earnings per share and systemwide sales as internal measures of business operating performance and as performance measures for benchmarking against the Company’s peers and competitors. Adjusted EBITDA and systemwide sales are also used by the Company in establishing performance goals for purposes of executive compensation. The Company believes its presentation of adjusted revenue, adjusted EBITDA, adjusted earnings per share and systemwide sales provides a meaningful perspective of the underlying operating performance of our current business and enables investors to better understand and evaluate our historical and prospective operating performance. The Company believes these non-GAAP financial measures are important supplemental measures of operating performance because they eliminate items that vary from period to period without correlation to our core operating performance and highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. Due to the nature and/or size of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of our future operating performance. The Company believes investors, analysts and other interested parties use adjusted revenue, adjusted EBITDA, adjusted earnings per share and systemwide sales in evaluating issuers, and the presentation of these measures facilitates a comparative assessment of the Company’s operating performance in addition to the Company’s performance based on GAAP results.

This release also includes disclosure regarding the Company’s free cash flow. Free cash flow is a non-GAAP financial measure that is used by the Company as an internal measure of liquidity. Free cash flow is also used by the Company in establishing performance goals for purposes of executive compensation. The Company defines free cash flow as cash flows from operations minus (i) capital expenditures and (ii) the net change in the restricted operating assets and liabilities of the advertising funds and any excess/deficit of advertising funds revenue over advertising funds expense included in net income, as reported under GAAP. The impact of our advertising funds is excluded because the funds are used solely for advertising and are not available for the Company’s working capital needs. The Company may also make additional adjustments for certain non-recurring or unusual items to the extent identified in the reconciliation tables that accompany this release. The Company believes free cash flow is an important liquidity measure for investors and other interested persons because it communicates how much cash flow is available for working capital needs or to be used for repurchasing shares, paying dividends, repaying or refinancing debt, financing possible acquisitions or investments or other uses of cash.

Adjusted revenue, adjusted EBITDA, adjusted earnings per share, free cash flow and systemwide sales are not recognized terms under GAAP, and the Company’s presentation of these non-GAAP financial measures does not replace the presentation of the Company’s financial results in accordance with GAAP. Because all companies do not calculate adjusted revenue, adjusted EBITDA, adjusted earnings per share, free cash flow and systemwide sales (and similarly titled financial measures) in the same way, those measures as used by other companies may not be consistent with the way the Company calculates such measures. The non-GAAP financial measures included in this release should not be construed as substitutes for or better indicators of the Company’s performance than the most directly comparable GAAP financial measures. See the reconciliation tables that accompany this release for additional information regarding certain of the non-GAAP financial measures included herein.

Key Business Measures

The Company tracks its results of operations and manages its business using certain key business measures, including same-restaurant sales, systemwide sales and Company-operated restaurant margin, which are measures commonly used in the quick-service restaurant industry that are important to understanding Company performance.

Same-restaurant sales and systemwide sales each include sales by both Company-operated and franchise restaurants. The Company reports same-restaurant sales for new restaurants after they have been open for 15 continuous months and for reimaged restaurants as soon as they reopen. Restaurants temporarily closed for more than one fiscal week are excluded from same-restaurant sales.

Franchise restaurant sales are reported by our franchisees and represent their revenues from sales at franchised Wendy’s restaurants. Sales by franchise restaurants are not recorded as Company revenues and are not included in the Company’s consolidated financial statements. However, the Company’s royalty revenues are computed as percentages of sales made by Wendy’s franchisees and, as a result, sales by franchisees have a direct effect on the Company’s royalty revenues and profitability.

Same-restaurant sales and systemwide sales exclude sales from Argentina due to the highly inflationary economy of that country.

The Company calculates same-restaurant sales and systemwide sales growth on a constant currency basis. Constant currency results exclude the impact of foreign currency translation and are derived by translating current year results at prior year average exchange rates. The Company believes excluding the impact of foreign currency translation provides better year over year comparability.

U.S. Company-operated restaurant margin is defined as sales from U.S. Company-operated restaurants less cost of sales divided by sales from U.S. Company-operated restaurants. Cost of sales includes food and paper, restaurant labor and occupancy, advertising and other operating costs. Cost of sales excludes certain costs that support restaurant operations that are not allocated to individual restaurants, which are included in “General and administrative.” Cost of sales also excludes depreciation and amortization expense and impairment of long-lived assets. Therefore, as restaurant margin as presented excludes certain costs as described above, its usefulness may be limited and may not be comparable to other similarly titled measures of other companies in our industry.

About Wendy’s

Wendy’s® was founded in 1969 by Dave Thomas in Columbus, Ohio. Dave built his business on the premise, “Quality is our Recipe®,” which remains the guidepost of the Wendy’s system. Wendy’s is best known for its made-to-order square hamburgers, using fresh, never frozen beef*, freshly-prepared salads, and other signature items like chili, baked potatoes and the Frosty® dessert. The Wendy’s Company (Nasdaq: WEN) is committed to doing the right thing and making a positive difference in the lives of others. This is most visible through the Company’s support of the Dave Thomas Foundation for Adoption® and its signature Wendy’s Wonderful Kids® program, which seeks to find a loving, forever home for every child waiting to be adopted from the North American foster care system. Today, Wendy’s and its franchisees employ hundreds of thousands of people across approximately 7,000 restaurants worldwide with a vision of becoming the world’s most thriving and beloved restaurant brand. For details on franchising, connect with us at www.wendys.com/franchising. Visit www.wendys.com and www.squaredealblog.com for more information and connect with us on Twitter and Instagram using @wendys, and on Facebook at www.facebook.com/wendys.

*Fresh beef available in the contiguous U.S., Alaska, and Canada.

Investor Contact:

Kelsey Freed

Director - Investor Relations

(614) 764-3345; kelsey.freed@wendys.com

Media Contact:

Heidi Schauer

Vice President – Communications, Public Affairs & Customer Care

(614) 764-3368; heidi.schauer@wendys.com

The Wendy’s Company and Subsidiaries

Condensed Consolidated Statements of Operations

Three Month Periods Ended April 3, 2022 and April 2, 2023

(In Thousands Except Per Share Amounts)

(Unaudited)

	Three Months Ended
	2022	2023
Revenues:
Sales	$209,275	$227,949
Franchise royalty revenue	111,745	122,150
Franchise fees	17,231	19,527
Franchise rental income	57,871	57,807
Advertising funds revenue	92,521	101,374

	488,643	528,807

Costs and expenses:
Cost of sales	185,053	196,536
Franchise support and other costs	11,816	13,260
Franchise rental expense	28,936	30,629
Advertising funds expense	97,800	101,661
General and administrative	62,346	62,276
Depreciation and amortization (exclusive of amortization of cloud computing arrangements shown separately below)	33,231	33,472
Amortization of cloud computing arrangements	—	1,582
System optimization gains, net	(3,534)	(5)
Reorganization and realignment costs	464	6,808
Impairment of long-lived assets	616	376
Other operating income, net	(2,966)	(2,266)

	413,762	444,329

Operating profit	74,881	84,478
Interest expense, net	(26,365)	(31,705)
Loss on early extinguishment of debt	—	(1,266)
Investment (loss) income, net	2,111	(3,562)
Other income, net	207	7,336

Income before income taxes	50,834	55,281
Provision for income taxes	(13,432)	(15,460)

Net income	$37,402	$39,821

Net income per share:
Basic	$.17	$.19
Diluted	.17	.19

Number of shares used to calculate basic income per share	215,619	212,547

Number of shares used to calculate diluted income per share	218,167	215,029

The Wendy’s Company and Subsidiaries

Condensed Consolidated Balance Sheets

As of January 1, 2023 and April 2, 2023

(In Thousands Except Par Value)

(Unaudited)

	January 1, 2023	April 2, 2023
ASSETS
Current assets:
Cash and cash equivalents	$745,889	$676,469
Restricted cash	35,203	36,348
Accounts and notes receivable, net	116,426	136,343
Inventories	7,129	6,452
Prepaid expenses and other current assets	26,963	29,952
Advertising funds restricted assets	126,673	117,839

Total current assets	1,058,283	1,003,403
Properties	895,778	885,089
Finance lease assets	234,570	229,736
Operating lease assets	754,498	741,258
Goodwill	773,088	773,095
Other intangible assets	1,248,800	1,239,572
Investments	46,028	42,082
Net investment in sales-type and direct financing leases	317,337	314,763
Other assets	170,962	179,030

Total assets	$5,499,344	$5,408,028

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$29,250	$29,250
Current portion of finance lease liabilities	18,316	18,744
Current portion of operating lease liabilities	48,120	48,754
Accounts payable	43,996	45,338
Accrued expenses and other current liabilities	116,010	133,848
Advertising funds restricted liabilities	132,307	123,597

Total current liabilities	387,999	399,531
Long-term debt	2,822,196	2,786,493
Long-term finance lease liabilities	571,877	567,849
Long-term operating lease liabilities	792,051	777,395
Deferred income taxes	270,421	272,553
Deferred franchise fees	90,231	88,161
Other liabilities	98,849	96,489

Total liabilities	5,033,624	4,988,471
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.10 par value; 1,500,000 shares authorized; 470,424 shares issued; 211,701 and 213,101 shares outstanding, respectively	47,042	47,042
Additional paid-in capital	2,937,885	2,941,138
Retained earnings	414,749	401,445
Common stock held in treasury, at cost; 258,723 and 257,323 shares, respectively	(2,869,780)	(2,906,050)
Accumulated other comprehensive loss	(64,176)	(64,018)

Total stockholders’ equity	465,720	419,557

Total liabilities and stockholders’ equity	$5,499,344	$5,408,028

The Wendy’s Company and Subsidiaries

Condensed Consolidated Statements of Cash Flows

Three Month Periods Ended April 3, 2022 and April 2, 2023

(In Thousands)

(Unaudited)

	Three Months Ended
	2022	2023
Cash flows from operating activities:
Net income	$37,402	$39,821
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (exclusive of amortization of cloud computing arrangements shown separately below)	33,231	33,472
Amortization of cloud computing arrangements	—	1,582
Share-based compensation	6,348	4,609
Impairment of long-lived assets	616	376
Deferred income tax	4,527	2,302
Non-cash rental expense, net	6,874	9,012
Change in operating lease liabilities	(11,615)	(11,718)
Net (recognition) receipt of deferred vendor incentives	7,711	(1,197)
System optimization gains, net	(3,534)	(5)
Distributions received from joint ventures, net of equity in earnings	898	394
Long-term debt-related activities, net	1,717	3,419
Cloud computing arrangements expenditures	(4,656)	(6,643)
Changes in operating assets and liabilities and other, net	(58,537)	(22,449)

Net cash provided by operating activities	20,982	52,975

Cash flows from investing activities:
Capital expenditures	(12,496)	(12,240)
Franchise development fund	(955)	(218)
Dispositions	263	287
Notes receivable, net	141	110

Net cash used in investing activities	(13,047)	(12,061)

Cash flows from financing activities:
Proceeds from long-term debt	500,000	—
Repayments of long-term debt	(6,063)	(39,122)
Repayments of finance lease liabilities	(4,076)	(4,398)
Deferred financing costs	(10,209)	—
Repurchases of common stock	—	(36,727)
Dividends	(26,911)	(53,103)
Proceeds from stock option exercises	1,591	2,881
Payments related to tax withholding for share-based compensation	(1,530)	(1,809)

Net cash (used in) provided by financing activities	452,802	(132,278)

Net cash (used in) provided by operations before effect of exchange rate changes on cash	460,737	(91,364)
Effect of exchange rate changes on cash	305	129

Net (decrease) increase in cash, cash equivalents and restricted cash	461,042	(91,235)
Cash, cash equivalents and restricted cash at beginning of period	366,966	831,801

Cash, cash equivalents and restricted cash at end of period	$828,008	$740,566

The Wendy’s Company and Subsidiaries

Reconciliations of Net Income to Adjusted EBITDA and Revenues to Adjusted Revenues

Three Month Periods Ended April 3, 2022 and April 2, 2023

(In Thousands)

(Unaudited)

	Three Months Ended
	2022	2023
Net income	$37,402	$39,821
Provision for income taxes	13,432	15,460

Income before income taxes	50,834	55,281
Other income, net	(207)	(7,336)
Investment loss (income), net	(2,111)	3,562
Loss on early extinguishment of debt	—	1,266
Interest expense, net	26,365	31,705

Operating profit	74,881	84,478
Plus (less):
Advertising funds revenue	(92,521)	(101,374)
Advertising funds expense (a)	93,764	100,268
Depreciation and amortization (exclusive of amortization of cloud computing arrangements shown separately below)	33,231	33,472
Amortization of cloud computing arrangements	—	1,582
System optimization gains, net	(3,534)	(5)
Reorganization and realignment costs	464	6,808
Impairment of long-lived assets	616	376

Adjusted EBITDA	$106,901	$125,605

Revenues	$488,643	$528,807
Less:
Advertising funds revenue	(92,521)	(101,374)

Adjusted revenues	$396,122	$427,433

(a)

Excludes advertising funds expense of $3,394 and $548 for the three months ended April 3, 2022 and April 2, 2023, respectively, related to the Company’s funding of incremental advertising. In addition, excludes other international-related advertising deficit of $642 and $845 for the three months ended April 3, 2022 and April 2, 2023, respectively.

The Wendy’s Company and Subsidiaries

Reconciliation of Net Income and Diluted Earnings Per Share to

Adjusted Income and Adjusted Earnings Per Share

Three Month Periods Ended April 3, 2022 and April 2, 2023

(In Thousands Except Per Share Amounts)

(Unaudited)

	Three Months Ended
	2022	2023
Net income	$37,402	$39,821

Plus (less):
Advertising funds revenue	(92,521)	(101,374)
Advertising funds expense (a)	93,764	100,268
System optimization gains, net	(3,534)	(5)
Reorganization and realignment costs	464	6,808
Impairment of long-lived assets	616	376
Loss on early extinguishment of debt	—	1,266

Total adjustments	(1,211)	7,339
Income tax impact on adjustments (b)	622	(1,931)

Total adjustments, net of income taxes	(589)	5,408

Adjusted income	$36,813	$45,229

Diluted earnings per share	$.17	$.19
Total adjustments per share, net of income taxes	.00	.02

Adjusted earnings per share	$.17	$.21

(a)

Excludes advertising funds expense of $3,394 and $548 for the three months ended April 3, 2022 and April 2, 2023, respectively, related to the Company’s funding of incremental advertising. In addition, excludes other international-related advertising deficit of $642 and $845 for the three months ended April 3, 2022 and April 2, 2023, respectively.

(b)

The benefit from income taxes on “Reorganization and realignment costs” was $1,515 for the three months ended April 2, 2023. In addition, for the three months ended April 3, 2022 and April 2, 2023, the provision for income taxes on “System optimization gains, net” was $891 and $1, respectively, and the provision for (benefit from) income taxes related to the advertising funds was $3 and $(4), respectively. The benefit from income taxes on all other adjustments was calculated using an effective tax rate of 25.22% and 25.14% for the three months ended April 3, 2022 and April 2, 2023, respectively.

The Wendy’s Company and Subsidiaries

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

Three Month Periods Ended April 3, 2022 and April 2, 2023

(In Thousands)

(Unaudited)

	Three Months Ended
	2022	2023
Net cash provided by operating activities	$20,982	$52,975
Plus (less):
Capital expenditures	(12,496)	(12,240)
Advertising funds impact (a)	35,888	22,962

Free cash flow	$44,374	$63,697

(a)

Represents the net change in the restricted operating assets and liabilities of our advertising funds, which is included in “Changes in operating assets and liabilities and other, net,” and the excess of advertising funds expense over advertising funds revenue, which is included in “Net income.”